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Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact: Lyne Andrich 303.312.3458 Sue Hermann 303.312.3488

CoBiz Inc. Reports 36% Increase in Quarterly Net Income
Company posts 31% increase in diluted EPS

        DENVER—April 21, 2005—CoBiz Inc. (Nasdaq: COBZ), a $1.75 billion financial services company, today reported a 35.8% increase in net income, ending the first quarter of 2005 at $4.83 million, up from $3.56 million for the first quarter of 2004. Earnings per share (diluted) for the same periods grew to $0.21 from $0.16, a 31.3% increase.

        "I am very pleased with our results for the first quarter of 2005 as we build on the momentum gained during 2004," said Steven Bangert, chairman and CEO, CoBiz Inc. "Typically, the first quarter is our softest quarter. However, in the first three months of 2005, we saw solid increases for all of our business lines compared to the first three months of 2004—demonstrating the continuing success of our business model."

        According to Bangert, the company has been buoyed by recently released economic statistics that seem to point to continued growth in Colorado and Arizona, where the company operations are located. For 2004, Colorado was the tenth-fastest growing state in the nation in terms of job growth, up from 45th in 2003. In more current job statistics, the Denver metro area posted job growth of 2.6% from February 2004 to February 2005, adding 29,700 jobs. Although he expressed concerns over rising energy prices and the impact continued increases could have on the company's small to mid-sized business customers, Bangert noted that the price increases have driven double-digit increases in Colorado's natural resources and mining sector from 2003 to 2004, the fastest growing among all 50 states.

        In 2004, Arizona was the second-fastest growing state in the nation in terms of job creation, growing at 3.9% over 2003. From February 2004 to February 2005, the Phoenix metro area posted the third-highest percentage increase in job gains for large metropolitan areas, adding 68,500 jobs for a 4.2% increase. In 2004, the state's residential permit issuance was more than twice the national per capita rate. These increases contributed to significant job growth in the construction industry over the past year.

Commercial Banking

        The company's banking franchise—Colorado Business Bank and Arizona Business Bank—grew net loans by 17.5%, or $167.28 million, from the first quarter of 2004 to the first quarter of 2005. Leading the growth were the company's commercial portfolio, which grew loans by 20.0% from the first quarter of 2004 to the first quarter of 2005, and commercial real estate loans, which grew by 17.5% during the same period. Year over year, the Arizona bank posted an increase of 45.6% in loan outstandings, a clear sign of the acceptance of our business model by the metropolitan Phoenix market.

        The combined banks grew deposits and customer repurchase agreements (repos) by 22.9%, or $248.98 million, from the first quarter of 2004 to the first quarter of 2005. The increase was led by Colorado, which grew deposits and customer repos by 23.6% from the first quarter of 2004 to the first quarter of 2005. The Arizona bank also reported solid results, reporting a 20.2% increase during the same period. The Arizona market showed particular strength during the first quarter, increasing deposits and repos on an annualized basis by 42.6% from the fourth quarter of 2004, due in large part to its increasing success in selling treasury management products.

        For the first three months of 2005, total loans were up by 9.1% on an annualized basis; deposits and repos were up by 10.3% on an annualized basis. "Although both loan and deposit growth was relatively muted on a linked-quarter basis, we attribute it more to the timing of deal closings than to a trend, and expect to see quarterly growth accelerate as the year progresses," said Jonathan C. Lorenz, vice chair and CEO, Colorado Business Bank and Arizona Business Bank. "The continuing vitality of the Arizona economy and the rebound of the Colorado economy point to robust growth for our banks during the next six months."

        The company continues to post outstanding asset quality metrics, ending the quarter with nonperforming assets as a percentage of total assets at 6 basis points. Net loans charged off for the first quarter of 2005 totaled $117,000, representing only 0.04% of average loans on an annualized basis. Provision for loan losses for the first quarter was $435,000, representing 371.8% of the net charge-offs for the quarter. "In spite of our ongoing low levels of charged-off or problem loans, we have continued to add to our provision, in adherence to the tenants of our conservative credit culture," said Lorenz.

        The company's net interest margin increased by 8 basis points to 4.24% for the first quarter of 2005 compared to the same period in 2004. On a linked-quarter basis, the net interest margin held relatively steady, increasing from 4.23% in the fourth quarter of 2004.

        Bangert expects the company's net interest margin to benefit with the anticipated increase in loan demand, as higher yielding loans replacing lower-yielding investment securities produce a more favorable earning asset mix. Historically, investment securities have made up approximately 25.0% of the company's interest-earning assets; over the past six months they have grown to 31.0%. As loan demand increases, Bangert believes the company will be close to its 25.0% target by the end of the year. Over the next few months, Bangert expects the company's net interest margin to widen slightly, assuming an overall stable to increasing rate environment. These projections would be impacted by the potential retirement of $20 million in trust-preferred securities callable on June 30, 2005, which could result in a 3-5 basis point improvement in the net interest margin depending on whether CoBiz reissues the securities. Furthermore, the company may incur a one-time charge for canceling the interest-rate hedge against the trust-preferred securities, which will be recorded as other non-interest expense, and will not affect the net interest margin.

Fee-Based Business Lines

        The company's non-banking subsidiaries also contributed to the company's solid performance in the first quarter of 2005. "We closed the first three months of 2005 with fee income as a percentage of operating revenues at 28.4% which is very close to our long-term target of 30.0%," said Bangert. "We remain encouraged by the acceptance of our other services by our bank customers."

Investment Banking

        Following a record year in 2004, Green Manning & Bunch (GMB) enjoyed another strong quarter for the first three months of 2005. GMB's revenues for the first quarter of 2005 were $1.58 million, compared to $.53 million in the first quarter of 2004. The transactions closed in the first quarter were originated from the firm's Construction Industry Practice created in 2004.

        "Over the past three quarters, GMB has really hit the cover off the ball both in terms of the number of deals closed and the amount of revenue generated," said Bangert. "We do anticipate, however, that their pace will slow down over the next few months as they work to refill their pipeline, but that they will enjoy a strong year end."

Insurance

        The company's insurance segment is composed of Financial Designs Ltd. (FDL) and CoBiz Insurance. In the first quarter of 2005, FDL generated revenues of $2.27 million, a 62.7% increase over the first quarter of 2004. Bangert has been especially pleased with improvements made by the company's employee benefits group over the past year. "Employee benefits are more recurring and less transactional than FDL's other lines, while being a great fit with the company's core customer base of small to mid-sized businesses. We hope to see continued growth in that area."

        CoBiz Insurance posted solid growth during the first quarter of 2005. They also announced the establishment of operations in Arizona with the hiring of Gene Zilliox, a 20+ year veteran of the insurance industry. Zilliox, whose career includes stints with Milne Scali & Company, Willis Corroon Corp. and Marsh & McLennan, Inc., is officing out of the Phoenix headquarters of Arizona Business Bank.

Investment Advisory and Trust

        Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management make up the company's investment advisory and trust segment. The companies ended the first quarter of 2005 with combined discretionary assets under management of $523.0 million, representing an increase of 13.8% over the first quarter of 2004. ACMG, in particular, has enjoyed strong growth in assets under management. During the first quarter, assets under management increased by 10.9% (annualized) over the fourth quarter of 2004 even though the major market indices were down during that period.

        ACMG recently announced the hiring of Scott Farrar as the investment management firm's chief operating officer. In this position, Farrar will manage and enhance the company's portfolio accounting, account administration, marketing support and information technology, providing a more secure infrastructure for the current and future growth of the company. Farrar brings more than 16 years of experience in the investment management and financial service industry, most recently working as a vice president of fund accounting and administration for Oppenheimer Funds, Inc.

        In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, April 22, 2005 at 11 a.m. Eastern Standard Time with Steven Bangert, chairman and CEO, CoBiz Inc. The call can be accessed over the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=62236&eventID=1035298 or by telephone at 1.800.322.0079 (1.973.935.2100 for international callers).

        CoBiz Inc. (www.cobizinc.com) is a $1.75 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services—including credit, treasury management, investment and deposit products—to a targeted customer base of professionals and small to mid-sized businesses. CoBiz also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

        This release contains forward-looking statements that describe CoBiz's future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate,"

"intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

  •
  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

  •
  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

  •
  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

  •
  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

  •
  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

  •
  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

  •
  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

  •
  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

  •
  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

  •
  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers' businesses.

        In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CoBiz Inc
March 31, 2005
(unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended March 31,
	2005	2004
INCOME STATEMENT DATA
Interest Income	$23,089	$17,021
Interest Expense	6,274	3,583

NET INTEREST INCOME BEFORE PROVISION	16,815	13,438
Provision for loan and lease losses	435	405

NET INTEREST INCOME AFTER PROVISION LOAN AND LEASE LOSSES	16,380	13,033
Noninterest Income	6,675	4,742
Noninterest Expense	15,417	12,026

INCOME BEFORE INCOME TAXES	7,638	5,749
Provision for income taxes	2,812	2,194

NET INCOME	$4,826	$3,555

EARNINGS PER COMMON SHARE
BASIC	$0.22	$0.17

DILUTED	$0.21	$0.16

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	22,024	21,390

DILUTED	23,125	22,472

COMMON SHARES OUTSTANDING AT PERIOD END	22,046	21,678

BOOK VALUE PER SHARE—COMMON	$5.57	$5.04

TANGIBLE BOOK VALUE PER SHARE—COMMON	$3.67	$3.27

PERIOD END BALANCES
Total Assets	$1,745,683	$1,463,382
Loans & Leases (Net)	1,124,397	957,116
Goodwill and Intangible Assets	41,903	38,531
Deposits	1,188,531	967,768
Junior Subordinated Debentures	71,472	40,963
Common Shareholder's Equity	122,858	109,345
Tangible Shareholder's Equity	80,955	70,814
Interest-Earning Assets	1,612,336	1,359,040
Interest-Bearing Liabilities	1,234,390	1,005,592
BALANCE SHEET AVERAGES
Average Assets	$1,743,287	$1,407,590
Average Loans & Leases (Net)	1,117,884	941,071
Average Deposits	1,148,000	940,836
Average Junior Subordinated Debentures	71,635	40,575
Average Common Shareholder's Equity	123,914	100,870
Average Interest-Earning Assets	1,619,668	1,307,759
Average Interest-Bearing Liabilities	1,243,425	1,006,472

CoBiz Inc
March 31, 2005
(unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended March 31,
	2005	2004
NON-PERFORMING ASSETS
Non-Performing loans & leases
Loans & Leases 90 days or more past due & still accruing interest	$—	$386
Nonaccrual loans & leases	931	1,364

Total Non-Performing loans & leases	$931	$1,750

Repossessed Assets	37	233
Real Estate acquired by Foreclosure	—	60

Total Non-Performing assets	$968	$2,043

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
Beginning balance	14,674	12,403
Provision for loan & lease losses	435	405
Net loans & leases charged-off	(117)	(148)

Ending balance	$14,992	$12,660

PROFITABILITY MEASURES
Net Interest Margin	4.24%	4.16%
Efficiency Ratio	65.13%	67.14%
Return on Average Assets	1.12%	1.02%
Return on Average Common Shareholder's Equity	15.79%	14.17%
Noninterest Income as a Percentage of Operating Revenues	28.42%	26.08%
ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets	0.06%	0.14%
Nonperforming Loans & Leases to Total Loans & Leases	0.08%	0.18%
Allowance for Loan & Lease Losses to Total Loans & Leases	1.32%	1.31%
Allowance for Loan & Lease Losses to Nonperforming Loans & Leases	1610.31%	723.43%

CoBiz Inc.
March 31, 2005
(unaudited)
(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Net interest income
Quarter ended March 31, 2005	$13,459	$4,292	$6	$3	$18	$(963)	$16,815
Quarter ended December 31, 2004	13,463	4,064	18	2	1	(895)	16,653
Annualized quarterly growth	(.1)%	22.8%	(270.4)%	202.8%	6,894.4%	(30.8)%	3.9%
Quarter ended March 31, 2004	$11,088	$2,814	$1	$4	$1	$(470)	$13,438
Annual growth	21.4%	52.5%	500.0%	(25.0)%	1,700.0%	(104.9)%	25.1%
Noninterest income
Quarter ended March 31, 2005	$983	$261	$1,578	$1,003	$2,849	$1	$6,675
Quarter ended December 31, 2004	939	268	5,330	929	2,940	$13	10,419
Annualized quarterly growth	19.0%	(10.6)%	(285.5)%	32.3%	(12.6)%	(374.4)%	(145.7)%
Quarter ended March 31, 2004	$1,061	$327	$534	$880	$1,932	$8	$4,742
Annual growth	(7.4)%	(20.2)%	195.5%	14.0%	47.5%	(87.5)%	40.8%
Net income
Quarter ended March 31, 2005	$4,620	$617	$328	$54	$354	$(1,147)	$4,826
Quarter ended December 31, 2004	4,305	562	1,215	49	365	(1,183)	5,313
Annualized quarterly growth	29.7%	39.7%	(296.1)%	41.4%	(12.2)%	12.3%	(37.2)%
Quarter ended March 31, 2004	$3,662	$460	$(119)	$57	$83	$(588)	$3,555
Annual growth	26.2%	34.1%	375.6%	(5.3)%	326.5%	(95.1)%	35.8%
Earnings Per Share (Diluted)
Quarter ended March 31, 2005	$0.20	$0.03	$0.01	$0.00	$0.02	$(0.05)	$0.21
Quarter ended December 31, 2004	0.19	0.02	0.05	0.00	0.02	(0.05)	0.23
Annualized quarterly growth	21.3%	202.8%	(324.4)%	.0%	.0%	.0%	(35.3)%
Quarter ended March 31, 2004	0.17	0.02	(0.01)	0.01	0.00	(0.03)	$0.16
Annual growth	17.6%	50.0%	200.0%	(100.0)%	.0%	(66.7)%	31.3%
	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Total loans and leases
At March 31, 2005	$828,334	$310,872	$—	$—	$—	$183	$1,139,389
At December 31, 2004	817,666	296,342	—	—	—	299	1,114,307
Annualized quarterly growth	5.3%	19.9%	.0%	.0%	.0%	(157.3)%	9.1%
At March 31, 2004	$755,242	$213,525	$—	$—	$—	$1,009	$969,776
Annual growth	9.7%	45.6%	.0%	.0%	.0%	(81.9)%	17.5%
2005 average yield or cost	6.4%	6.6%	.0%	.0%	.0%	9.7%	6.5%
Total deposits and customer repurchase agreements
At March 31, 2005	$1,094,214	$241,358	$—	$532	$—	$—	$1,336,104
At December 31, 2004	1,083,883	218,414	—	806	—	—	1,303,103
Annualized quarterly growth	3.9%	42.6%	.0%	(137.9)%	.0%	.0%	10.3%
At March 31, 2004	$885,105	$200,735	$—	$1,282	$—	$—	$1,087,122
Annual growth	23.6%	20.2%	.0%	(58.5)%	.0%	.0%	22.9%
2005 average yield or cost	1.1%	1.2%	0.0%	0.0%	0.0%	0.0%	1.2%

CoBiz Inc.
March 31, 2005
(unaudited)
(Dollars in thousands)

	For the Quarter ended March 31, 2005
	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Income Statement
Total interest income	$17,765	$5,251	$6	$3	$18	$46	$23,089
Total interest expense	4,306	959	—	—	—	1,009	6,274

Net interest income	13,459	4,292	6	3	18	(963)	16,815
Provision for loan and lease losses	340	195	—	—	—	(100)	435

Net interest income after provision for loan and lease losses	13,119	4,097	6	3	18	(863)	16,380
Noninterest income	983	261	1,578	1,003	2,849	1	6,675
Noninterest expense and minority interest	3,459	2,349	996	851	2,185	5,577	15,417

Income before income taxes	10,643	2,009	588	155	682	(6,439)	7,638
Provision for income taxes	3,874	735	226	61	264	(2,348)	2,812

Net income before management fees and overhead allocations	$6,769	$1,274	$362	$94	$418	$(4,091)	$4,826

Management fees and overhead allocations, net of tax	2,149	657	34	40	64	(2,944)	—

Net income	$4,620	$617	$328	$54	$354	$(1,147)	$4,826

	For the Quarter ended December 31, 2004
	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Income Statement
Total interest income	$17,042	$4,892	$18	$3	$1	$29	$21,985
Total interest expense	3,579	828	—	1	—	924	5,332

Net interest income	13,463	4,064	18	2	1	(895)	16,653
Provision for loan and lease losses	385	190	—	—	—	—	575

Net interest income after provision for loan and lease losses	13,078	3,874	18	2	1	(895)	16,078
Noninterest income	939	268	5,330	929	2,940	13	10,419
Noninterest expense and minority interest	3,526	2,201	3,291	782	2,223	6,076	18,099

Income before income taxes	10,491	1,941	2,057	149	718	(6,958)	8,398
Provision for income taxes	3,843	737	789	61	277	(2,622)	3,085

Net income before management fees and overhead allocations	$6,648	$1,204	$1,268	$88	$441	$(4,336)	$5,313

Management fees and overhead allocations, net of tax	2,343	642	53	39	76	(3,153)	—

Net income	$4,305	$562	$1,215	$49	$365	$(1,183)	$5,313

	For the Quarter ended March 31, 2004
	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Income Statement
Total interest income	$13,475	$3,514	$1	$7	$1	$23	$17,021
Total interest expense	2,387	700	—	3	—	493	3,583

Net interest income	11,088	2,814	1	4	1	(470)	13,438
Provision for loan and lease losses	271	134	—	—	—	—	405

Net interest income after provision for loan and lease losses	10,817	2,680	1	4	1	(470)	13,033
Noninterest income	1,061	327	534	880	1,932	8	4,742
Noninterest expense and minority interest	3,559	1,632	683	753	1,670	3,729	12,026

Income before income taxes	8,319	1,375	(148)	131	263	(4,191)	5,749
Provision for income taxes	3,110	526	(56)	53	133	(1,572)	2,194

Net income before management fees and overhead allocations	$5,209	$849	$(92)	$78	$130	$(2,619)	$3,555

Management fees and overhead allocations, net of tax	1,547	389	27	21	47	(2,031)	—

Net income	$3,662	$460	$(119)	$57	$83	$(588)	$3,555

CoBiz Inc
March 31, 2005
(unaudited)
(Dollars in thousands)

	Quarter Ended March 31,
			Increase/(decrease)
	2005	2004	Amount	%
NONINTEREST INCOME
Deposit service charges	$720	$716	$4	1%
Other loan fees	139	153	(14)	(9)%
Trust and advisory income	1,003	880	123	14%
Insurance revenue	2,849	1,932	917	47%
Investment banking revenue	1,578	534	1,044	196%
Other income	386	259	127	49%
Gain on sale of other assets and securities	0	268	(268)	(100)%

Total noninterest income	$6,675	$4,742	$1,933	41%

	Quarter Ended March 31,
			Increase/(decrease)
	2005	2004	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$10,078	$7,570	$2,508	33%
Occupancy expenses, premises and equipment	2,627	2,263	364	16%
Amortization of intangibles	141	138	3	2%
Other operating expenses	2,454	2,055	399	19%
Loss on sale of other assets and security impairment	117	0	117	100%

Total noninterest expenses	$15,417	$12,026	$3,391	28%

	March 31, 2005		December 31, 2004		March 31, 2004
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
LOANS AND LEASES
Commercial	$399,623	35.5%	$386,954	35.2%	$332,884	34.8%
Real Estate—mortgage	537,493	47.8%	527,266	47.9%	457,415	47.8%
Real Estate—construction	127,374	11.3%	121,138	11.0%	110,386	11.5%
Consumer	62,948	5.6%	65,792	6.0%	58,386	6.1%
Municipal Leases	11,768	1.0%	12,858	1.2%	9,696	1.0%
Small business leases	183	0.0%	299	0.0%	1,009	0.1%

Loans and leases	1,139,389	101.3%	1,114,307	101.3%	969,776	101.3%
Less allowance for loan and lease losses	(14,992)	(1.3)%	(14,674)	(1.3)%	(12,660)	(1.3)%

Net loan and leases	$1,124,397	100.0%	$1,099,633	100.0%	$957,116	100.0%

	March 31, 2005		December 31, 2004		March 31, 2004
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS NOW and money market accounts	$443,176	33.2%	$463,013	35.5%	$349,781	32.1%
Savings	11,618	0.9%	10,684	0.8%	9,299	0.9%
Certificates of deposits under $100,000	86,944	6.5%	76,544	5.9%	80,231	7.4%
Certificates of deposits $100,000 and over	274,085	20.5%	240,795	18.5%	215,507	19.8%

Total interest-earning deposits	815,823	61.1%	791,036	60.7%	654,818	60.2%
Noninterest-bearing demand deposits	372,708	27.9%	355,974	27.3%	312,949	28.8%
Customer repurchase agreements	147,573	11.0%	156,093	12.0%	119,355	11.0%

Total deposits and customer repurchase agreements	$1,336,104	100.0%	$1,303,103	100.0%	$1,087,122	100.0%

CoBiz Inc
March 31, 2005
(unaudited)
(Dollars in thousands)

	Quarter Ended March 31,
	2005			2004
	Average Balance	Interest earned or paid	Average yield or cost	Average Balance	Interest earned or paid	Average yield or cost
Assets
Federal funds sold and other	4,817	75	6.23%	1,529	23	5.95%
Investment securities	496,967	4,557	3.67%	365,159	2,984	3.23%
Loans and leases	1,132,740	18,569	6.56%	953,587	14,099	5.85%
Allowance for loan and leases	(14,856)	0	0.00%	(12,516)	0	0.00%

Total interest earning assets	1,619,668	23,201	5.73%	1,307,759	17,106	5.17%
Noninterest-earning assets
Cash and due from banks	36,819			32,923
Other	86,800			66,908

TOTAL ASSETS	$1,743,287			$1,407,590

Liabilities and Shareholders' Equity
Deposits
NOW and Money Market Deposits	446,512	1,219	1.11%	350,553	598	0.69%
Savings Deposits	11,602	9	0.31%	8,940	7	0.31%
Certificates of Deposits
Under $100,000	76,095	461	2.46%	87,155	499	2.30%
$100,000 and over	249,645	1,460	2.37%	210,606	1,007	1.92%

Total Interest-bearing deposits	783,854	3,149	1.63%	657,254	2,111	1.29%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	295,483	1,475	2.00%	227,360	694	1.21%
FHLB advances	92,453	612	2.65%	81,283	276	1.34%
Junior subordinated debentures	71,635	1,038	5.80%	40,575	502	4.89%

Total interest-bearing liabilities	1,243,425	6,274	2.03%	1,006,472	3,583	1.42%
Noninterest-bearing demand accounts	364,146			283,582

Total deposits and interest-bearing liabilities	1,607,571			1,290,054
Other noninterest-bearing liabilities	11,802			16,666

Total liabilities and preferred securities	1,619,373			1,306,720
Shareholders' equity	123,914			100,870

Total liabilities and shareholders' equity	$1,743,287			$1,407,590

Net interest income		$16,927			$13,523

Net interest spread			3.70%			3.75%
Net interest margin			4.24%			4.16%
Ratio of average interest-earning assets to average interest-bearing liabilities	130.26%			129.93%

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CoBiz Inc. Reports 36% Increase in Quarterly Net Income Company posts 31% increase in diluted EPS